Exhibit 10.2

EXECUTION COPY

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of July 18, 2013 among NEWPORT CORPORATION, a Nevada corporation (the “Borrower”), the other parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (together with the Borrower, individually an “Obligor”, and collectively the “Obligors”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC (defined below):  Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b)                                 In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Excluded Accounts” shall mean, collectively, any deposit account, securities account or other disbursement account which (a) is used exclusively for the payment of payroll, payroll taxes, salary, benefits, trust, employee benefits, withholding or escrow or fiduciary deposits, (b) is used solely as a zero balance disbursement account or (c) contains, at all times, less than $500,000 for any one account and $1,000,000 in the aggregate for all such accounts.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than a Foreign Holding Company or Disregarded Entity that owns an interest in a CFC or CFC Debt) and each Foreign Subsidiary that is a Disregarded Entity and that does not own an interest in a CFC or CFC Debt, in each case directly owned by such Obligor, (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and Foreign Holding Company, in each case other than a Disregarded Entity, (iii) 65% of the issued and outstanding Equity Interests in each Disregarded Entity that owns an interest in a CFC or CFC Debt, and (iv) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Holding Company, in each case other than a Disregarded Entity, directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor to the extent set forth on Schedule 1(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following (subject however to the limitations noted above):

(1)                                 all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof, in each case to the extent provided in clauses (i) and (ii) above; and

(2)                                 in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor, in each case to the extent provided in clauses (i) and (ii) above.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.                                      Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):  (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (i) any property which, subject to the terms of Section 6.09 of the Credit Agreement, is subject to a Lien of the type described in Section 6.01(i) of the Credit Agreement pursuant to documents which prohibit such Obligor from granting any other Liens in such property, (ii) any General Intangible, permit, lease, license, contract or other Instrument of an Obligor to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation described in the foregoing clause (ii) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (iii) any United States trademark application filed on the basis of an Obligor’s intent-to-use such mark, in each case, unless and until evidence of the use of such trademark in interstate commerce is submitted to the United States Patent and Trademark Office but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application or resulting registration, provided, that, to the extent such application is excluded from the Collateral, upon the submission of evidence of use of such trademark to the United States Patent and Trademark Office, such trademark application shall automatically be included in the Collateral, without further action on any party’s part and (iv) any Excluded Property.

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.                                      Representations and Warranties.  Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)                                 Ownership, Authorization, Validity and Enforceability.  Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same, and has the full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto.  To the best of such Obligor’s knowledge, there exists no Adverse Claim with respect to the Pledged Equity of such Obligor.  This Agreement has been duly executed and delivered by each Obligor that is party hereto.  This Agreement constitutes a legal, valid and binding obligation of each Obligor that is party hereto, enforceable against each such Obligor in accordance with its terms.

(b)                                 Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected security interest in such Collateral (including all uncertificated Pledged Equity that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.  The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.  With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected security interest in such Collateral, free and clear of all Liens except for Permitted Liens.

(c)                                  Types of Collateral.  None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d)                                 Accounts.  (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Administrative Agent (subject to Section 4(a)), has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent and (iv) the right to receive payment under each Account is assignable after giving effect to the UCC.

(e)                                  No Contravention.  Neither the execution, delivery and performance by each Obligor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than any Lien of the Administrative Agent on behalf of the Secured Parties) or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(f)                                   Authorization of Pledged Equity.  All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable (other than any such Pledged Equity that constitutes a limited liability company interest or other analogous equity interest), nonassessable.

(g)                                  No Other Equity Interests, Instruments, Etc.   (i) No Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 3(g) hereto.  All such certificated Equity Interests, securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent.

(h)                                 Pledged Equity.  Except as previously disclosed to the Administrative Agent, none of the uncertificated Pledged Equity (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security.

(i)                                     [Intentionally Omitted].

(j)                                    Consents; Etc.  Except for Pledged Equity of Subsidiaries that is acquired pursuant to Permitted Acquisitions, provided that (x) such Subsidiary was not created in anticipation of such Permitted Acquisition and (y) such restrictions were not created in anticipation of such Permitted Acquisition, there are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement.

(k)                                 Commercial Tort Claims.  As of the Closing Date, no Obligor has any Commercial Tort Claims seeking damages in excess of $500,000 as to which such Obligor has elected to pursue such claim other than as set forth on Schedule 2(c) hereto.

(l)                                     Copyrights, Patents and Trademarks.

(i)                                     To the best of each Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor that is material to the business of the Obligors taken as a whole is valid, subsisting, unexpired, enforceable and has not been abandoned.

(ii)                                  To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor that is material to the business of the Obligors taken as a whole.

(iii)                               No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, or that could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark of any Obligor that is material to the business of the Obligors taken as a whole.

(iv)                              All applications pertaining to the Copyrights, Patents and Trademarks of each Obligor that are material to the business of the Obligors taken as a whole have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(v)                                 No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Obligor that are material to the business of the Obligors taken as a whole hereunder (except as permitted under the Credit Agreement or hereunder).

4.                                      Covenants. Each Obligor covenants that until such time as the Secured Obligations arising under the Loan Documents have been paid in full in cash (other than (x) contingent indemnification obligations for which no claim has been asserted and (y) Swap Obligations or Banking Services Obligations) and the Commitments have expired or been terminated, such Obligor shall:

(a)                                 Instruments/Chattel Paper/Pledged Equity/Control.

(i)  If any amount in excess of $250,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Required Lenders to perfect the Administrative Agent’s security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent.  Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper in excess of $250,000 individually or $1,000,000 in the aggregate is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)  Deliver to the Administrative Agent within thirty (30) Business Days of the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity.  Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto.  All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto.

(iii)  Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Required Lenders for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (i) Deposit Accounts (other than Excluded Accounts), (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(b)                                 Filing of Financing Statements, Notices, etc.  Each Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to registered Patents and pending applications, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i) hereto, (C) with regard to registered Trademarks and pending applications, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to registered Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(iii) hereto (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder (except with respect to Excluded Property), such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been made) and the Commitments have expired or been terminated.  Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may reasonably deem it necessary or appropriate to file the same.

(c)                                  Collateral Held by Warehouseman, Bailee, etc.  If any Collateral exceeding a value of $5,000,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d)                                 Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business or as would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Commercial Tort Claims.  (i) Concurrently with the delivery of the Compliance Certificate pursuant to Section 5.02(b) of the Credit Agreement, forward to the Administrative Agent an updated Schedule 2(c) listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $500,000 as to which such Obligor has elected to pursue such claim and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(f)                                   Books and Records.  Upon the request of the Required Lenders, mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(g)                                  Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any material portion of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(h)                                 Issuance or Acquisition of Uncertificated Equity Interests.  Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any uncertificated Pledged Equity that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security.

(i)                                     Intellectual Property.

(i)                                     Not do any act or omit to do any act whereby any Copyright that is material to the business of the Obligors taken as a whole may become invalidated and (A) not do any act, or omit to do any act, whereby any Copyright that is material to the business of the Obligors taken as a whole may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any Copyright that is material to the business of the Obligors taken as a whole may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by an Obligor that is material to the business of the Obligors taken as a whole and to maintain each registration of each material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any Copyright of an Obligor that is material to the business of the Obligors taken as a whole of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii)                                  Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)                               (A) Continue to use each Trademark that is material to the business of the Obligors taken as a whole on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark; provided that the Borrower may adopt or use such mark so long as the Borrower notifies the Administrative Agent of such mark concurrently with the delivery of the Compliance Certificate pursuant to Section 5.02(b) of the Credit Agreement so that the Administrative Agent, for the ratable benefit of the Secured Parties, may obtain a perfected security interest in such mark pursuant to this Agreement, and (E) use commercially reasonable efforts not to (and not to permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

(iv)                              Not do any act, or omit to do any act, whereby any Patent that is material to the business of the Obligors taken as a whole may become abandoned or dedicated.

(v)                                 Notify the Administrative Agent concurrently with the delivery of the Compliance Certificate pursuant to Section 5.02(b) of the Credit Agreement if it knows that any application or registration relating to any Patent or Trademark that is material to the business of the Obligors taken as a whole may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Obligor’s ownership of any Patent or Trademark that is material to the business of the Obligors taken as a whole or its right to register the same or to keep and maintain the same.

(vi)                              Take all reasonable and necessary steps, in its reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark that is material to the business of the Obligors taken as a whole, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii)                           Promptly notify the Administrative Agent and the Secured Parties after it learns that any Patent or Trademark included in the Collateral that is material to the business of the Obligors taken as a whole is infringed, misappropriated or diluted by a third party and, if appropriate in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(viii)                        Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).

Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses taken as a whole.

(j)                                    Notification of Default.  Each Obligor will give prompt notice in writing to the Administrative Agent of the occurrence of any Event of Default and of any other development, financial or otherwise, which could reasonably be expected to materially and adversely affect a material portion of the Collateral taken as a whole.

(k)                                 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  Each Obligor will:

(i)                                     preserve its legal existence under the Laws of its jurisdiction of its organization other than as permitted by the Credit Agreement;

(ii)                                  not change its name or jurisdiction of organization; and

(iii)                               not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than the location in effect on the Effective Date;

unless, in each such case, such Obligor shall have given the Administrative Agent not less than ten (10) days’ prior written notice of such event or occurrence (or, in the case of clause (iii) above, such Obligor shall have given the Administrative Agent written notice thereof not more than thirty (30) days after such event or occurrence) and either (x) such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) the Administrative Agent shall have taken such steps (with the cooperation of such Obligor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Obligor.

(l)                                     Other Financing Statements.  No Obligor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Obligor, except any financing statement authorized under this Agreement or any Permitted Lien.  Each Obligor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Obligor’s rights under Section 9-509(d)(2) of the UCC.

5.                                      Authorization to File Financing Statements.  Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

6.                                      Advances.  (i) Upon the occurrence and continuance of an Event of Default, with prompt written notice thereafter to the Obligors, or (ii) upon the occurrence and continuance of a Default (that has not matured into an Event of Default), after the Administrative Agent has provided prior written notice to the Obligors and the Obligors have failed to act within a reasonable period of time thereafter, if with respect to this clause (ii), the Administrative Agent reasonably determines that the taking of a particular action is required prior to the expiration of any applicable cure period(s) in order to prevent an impairment of its rights in and to any Collateral, then in either case, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law.  All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at a rate per annum equal to 2% plus the rate applicable to ABR Loans.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.                                      Remedies.

(a)                                 General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.  Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.01 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933, as amended), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and the Administrative Agent may, in such event, bid for the purchase of such securities.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)                                 Remedies Relating to Accounts.  During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.  Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)                                  Deposit Accounts.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts maintained with the Administrative Agent.

(d)                                 Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, subject to applicable Law, to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may, subject to applicable Law, remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)                                  Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein.  To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a court of competent jurisdiction by final and nonappealable judgment.  The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(f)                                   Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, upon the occurrence of an Event of Default and during the continuance thereof, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(g)                                  Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at a rate per annum equal to 2% plus the rate applicable to ABR Loans, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment in cash and satisfaction of the Secured Obligations and the termination or expiration of the Commitments shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.                                      Rights of the Administrative Agent.

(a)                                 Power of Attorney.  In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)                                     to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)                                  to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)                              receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)                                 sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)                              adjust and settle claims under any insurance policy relating thereto;

(vii)                           execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect (other than with respect to Excluded Property) and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)                        institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)                              to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)                                 to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)                              to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)                           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)                        to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)                       to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)                          do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full in cash (other than (x) contingent indemnification obligations for which no claim has been made and (y) Swap Obligations or Banking Services Obligations not yet due and payable) and the Commitments have expired or been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)                                 Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)                                  The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the

Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)                                 Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)                                  Voting and Payment Rights in Respect of the Pledged Equity.

(i)                                     So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)                                  During the continuance of an Event of Default, upon notice from the Administrative Agent, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(f)                                   Releases of Collateral.  (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.  (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a Lien on all Pledged Equity not expressly released or substituted.

9.                                      Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 7.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.18(b) of the Credit Agreement.

10.                               Continuing Agreement.

(a)                                 This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Loan Documents have been paid in full in cash (other than (x) contingent indemnification obligations for which no claim has been asserted and (y) Swap Obligations or Banking Services Obligations) and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.

(b)                                 This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.                               Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated unless in writing signed by the Administrative Agent and each Obligor, and then only to the extent in such writing specifically set forth therein; provided that any update or revision to Schedule 2(c) hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 11.

12.                               Successors in Interest.  This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

13.                               Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with Section 9.01 of the Credit Agreement.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

15.                               Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16.                               Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  The terms of Sections 9.09 and 9.10 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.                               Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18.                               Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19.                               Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20.                               Joinder.  At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21.                               Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

22.                               Consent of Issuers of Pledged Equity.  Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

23.                               California Waivers.  To the extent California law applies, in addition to and not in lieu of any other provisions of this Agreement, each Obligor represents, warrants, covenants and agrees as follows:

(a)                                 The obligations of such Obligor under this Agreement shall be performed without demand by any Secured Party or the Administrative Agent and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Banking Services Agreements, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  Each Obligor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Obligor shall be liable even if the Borrower had no liability at the time of execution of the applicable Loan Documents, Swap Contracts or Banking Services Agreements, or thereafter ceases to be liable.  Each Obligor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Obligor’s liability may be larger in amount and more burdensome than that of the Borrower.  Each Obligor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that such Obligor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  Each Obligor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(b)                                 In accordance with Section 2856 of the California Civil Code, each Obligor hereby waives all rights and defenses arising out of an election of remedies by the Secured Parties and/or the Administrative Agent even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed or otherwise impaired such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Obligor hereby authorizes and empowers the Secured Parties and the Administrative Agent to exercise, in their sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of such Obligor that its obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances.  Specifically, and without in any way limiting the foregoing, each Obligor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Borrower, any constituent of the Borrower, any other Person, or the assets or property of any of the foregoing or to any collateral for the Secured Obligations until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, and the Commitments have terminated or expired.  Each Obligor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, the Secured Parties’ realization through nonjudicial foreclosure upon any real property constituting security for the Secured Obligations could terminate any right of the Secured Parties to recover a deficiency judgment against the Borrower, thereby terminating subrogation rights which other parties might otherwise might have against the Borrower.  In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties.  Each Obligor hereby unconditionally and irrevocably waives any such defense.

(c)                                  In addition to and without in any way limiting the foregoing, each Obligor hereby subordinates any and all Indebtedness of the Borrower now or hereafter owed to such Obligor to the prior payment in full in cash or cash collateralization in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, of all the Secured Obligations (other than Unliquidated Obligations) owed by the Borrower or any of its Subsidiaries to the Secured Parties and the termination or expiration of the Commitments and agrees with the Secured Parties that until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, and the Commitments have terminated or expired, each Obligor shall not demand or accept any payment of principal or interest from the Borrower, claim any offset or other reduction of such Obligor’s obligations hereunder because of any such Indebtedness, nor take any action to obtain any of the collateral for the Secured Obligations, provided that, notwithstanding the foregoing, the Obligors may make payments on account of all such Indebtedness until the Obligors have received written notice from the Administrative Agent indicating the Administrative Agent’s election to suspend the Obligors’ ability to make payments in accordance with this Section, which notice shall only be tendered by the Administrative Agent following the occurrence and during the continuance of an Event of Default .  If any amount shall nevertheless be paid to any Obligor by the Borrower or another guarantor in violation of the foregoing provisions, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties or the Administrative Agent.  Without limiting the generality of the foregoing, each Obligor hereby waives, to the fullest extent permitted by law, diligence in collecting the Secured Obligations, presentment, demand for payment, protest, all notices with respect to this Agreement, or any other Loan Document, Swap Contract or Banking Services Agreement which may be required by statute, rule of law or otherwise to preserve the Secured Parties’ rights against such Obligor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, any Swap Contract or any Banking Services Agreement, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Borrower of any obligation or Indebtedness.

(d)                                 Without limiting the foregoing, each Obligor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Obligor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Obligor may have by reason of protection afforded to the Borrower with respect to any of the obligations of such Obligor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the Secured Obligations until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, and the Commitments have terminated or expired.  Without limiting the generality of the foregoing, each Obligor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if such Obligor had not given this waiver, would otherwise limit such Obligor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of such Obligor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if such Obligor had not given this waiver, would otherwise limit the Secured Parties’ right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if such Obligor had not given this waiver, among other things, would otherwise require the Secured Parties to exhaust all of their security before a personal judgment could be obtained for a deficiency).  Notwithstanding any foreclosure of the lien of any or all of the Mortgages, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the Secured Parties’ or the Administrative Agent’s acceptance of a deed in lieu of foreclosure, Obligors shall remain bound under this Agreement.

(e)                                  Likewise, each Obligor waives (i) any and all rights and defenses available to such Obligor under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses such Obligor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Secured Parties and/or the Administrative Agent; and (iii) all rights and defenses that such Obligor may have because the Borrower’s debt is secured by real property.  This means, among other things, that the Secured Parties or the Administrative Agent may collect from Obligors without first foreclosing on any real or personal property collateral pledged by the Borrower, and that if the Secured Parties or the Administrative Agent forecloses on any real property collateral pledged by the Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) any Secured Party or the Administrative Agent may collect from Obligors even if the Secured Parties or the Administrative Agent, by foreclosing on the real property collateral, has destroyed any rights Obligors may have to collect from the Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Obligors may have because the Borrower’s debt evidenced by the Loan Documents, any Swap Contract or any Banking Services Agreement is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(f)                                   Nothing herein shall be deemed to limit the right of the Secured Parties or the Administrative Agent to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Secured Parties and/or the Administrative Agent and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Secured Parties and/or the Administrative Agent, or any order, consent decree or settlement relating to the cleanup of Hazardous Materials or any other “environmental provision” (as defined in such Section 736) relating to any of the Collateral or any portion thereof or the right of the Secured Parties or the Administrative Agent to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of any of the Mortgages as to any parcel of any Collateral that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against the Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of the Secured Parties’ claim against the Borrower to judgment, and any other rights and remedies permitted by law.

(g)                                  The provisions of this Section 23 shall survive any satisfaction and discharge of the Borrower and the Subsidiary Guarantors by virtue of any payment, court order or any applicable law, except the full payment in cash or the cash collateralization in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, and complete satisfaction of the Secured Obligations (other than Unliquidated Obligations) and the termination or expiration of the Commitments.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:		NEWPORT CORPORATION,
a Nevada corporation

		By:	/s/ Charles F. Cargile
		Name:	Charles F. Cargile
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

OPHIR HOLDINGS, INC.,
a Massachusetts corporation

		By:	/s/ Jeffrey B. Coyne
			Name:	Jeffrey B. Coyne
			Title:	Vice President and Secretary

OPHIR OPTICS, LLC,
a Massachusetts limited liability company

		By:	/s/ Jeffrey B. Coyne
			Name:	Jeffrey B. Coyne
			Title:	Vice President and Secretary

OPHIR-SPIRICON, LLC,
a Utah limited liability company

		By:	/s/ Jeffrey B. Coyne
			Name:	Jeffrey B. Coyne
			Title:	Secretary

Accepted and agreed to as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Ling Li
Name:	Ling Li
Title:	Vice President

Signature Page to Security and Pledge Agreement

SCHEDULE 1(b)

PLEDGED EQUITY

Obligor: Newport Corporation

Name of Subsidiary	Jurisdiction	Number of Shares/Units Owned	Number of Shares/Units Pledged	Percentage Ownership Pledged	Pledged Certificate Number
Newport Domestic International Sales Corporation	California	2,500 shares of common stock	2,500 shares of common stock	100%	2
Newport Government Systems, Inc.	California	100 shares of common stock	100 shares of common stock	100%	2
Newport European Distribution Company (Foreign Holding Company)	California	2,000,000 shares of common stock;	1,300,000 shares of common stock;	65%	3;
		70,000 shares of Series A Preferred Stock	45,500 shares of Series A Preferred Stock		A-2
Micro Controle Spectra-Physics S.A.S.	France	62,665 shares	40,733 shares	65%	Uncertificated
Newport Corporation (Barbados) SRL	Barbados	99 common quotas	64 common quotas	65%	1**
Newport Instruments Canada Corporation	Canada	1 common share	0.65 common share	65%	1**
Newport Ophir Holdings Ltd.	Israel	100	100	100%	OS-1
Newport Opto-Electronics Technologies (Singapore) Pte. Ltd.	Singapore	1,052,788 ordinary shares	684,313 ordinary shares	65%	6
Newport Opto-Electronics Technologies (Wuxi) Company Limited	China	USD 6,000,000 registered capital	USD 3,900,000 registered capital	65%	Uncertificated
Newport Spectra-Physics BV	Netherlands	400 registered shares	260 registered shares	65%	Uncertificated
Newport Spectra-Physics Ltd.	United Kingdom	806,914 shares	524,495 shares	65%	12
Spectra-Physics K.K.	Japan	80,000 shares	52,000 shares	65%	B-002
Newport Laser Holding GmbH	Austria	Euro 35,000 share capital	Euro 22,750 share capital	65%	Uncertificated

**Certificate for full number of shares owned being delivered with stock power for pledged portion of shares.

Obligor: Ophir Holdings, Inc.

Name of Subsidiary	Jurisdiction	Number of Shares/Units Owned	Number of Shares/Units Pledged	Percentage Ownership Pledged	Pledged Certificate Number
Ophir Optics, LLC	Massachusetts	300 membership units	300 membership units	100%	Uncertificated
Ophir-Spiricon, LLC	Utah	9,660 membership units	9,660 membership units	100%	Uncertificated

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

All claims of Newport Corporation under that certain case entitled Newport Corporation v. Lighthouse Photonics Incorporated, Case No. SACV12-0719 DOC (JPRx), pending in the U.S. District Court for the Central District of California, Southern Division.  Newport has filed a complaint in such court, alleging that Lighthouse Photonics Incorporated has infringed and continues to infringe on Newport’ U.S. Patent Nos. 5,446,749, 6,241,720 and 6,287,298 by making, using, offering for sale and selling its Sprout laser systems.

SCHEDULE 3(g)

INSTRUMENTS; DOCUMENTS; TANGIBLE CHATTEL PAPER

None.

EXHIBIT 4(a)(ii)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following Equity Interests of                                           , a                          corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                                                      its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of July 18, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Secured Parties:

PATENTS

Patent No.	Description of Patent Item	Date of Patent

See Schedule 1 attached hereto

PATENT APPLICATIONS

Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT  4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of July 18, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Secured Parties:

TRADEMARKS

Description of
Trademark No.	Trademark Item	Date of Trademark

See Schedule 1 attached hereto

TRADEMARK APPLICATIONS

	Description of	Date of
Trademark Applications No.	Trademark Applied for	Trademark Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of July 18, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Secured Parties:

COPYRIGHTS

Copyright No.	Description of Copyright Item	Date of Copyright

See Schedule 1 attached hereto

COPYRIGHT APPLICATIONS

Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

See Schedule 1 attached hereto

The undersigned Obligor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title: